DEAN HELLER
[GRAPHIC  SECRETARY OF STATE
OMITTED]  204 NORTH CARSON STREET, SUITE 1              FILED# C13989-04
          CARSON CITY, NEVADA 89701-4299                   JUL 15 2004
          (775) 684 5708
          WEBSITE: SECRETARYOFSTATE.BIZ
                                                       IN THE OFFICE OF
                                                        /s/Dean Heller
----------------------------------------         DEAN HELLER, SECRETARY OF STATE
  AMENDED CERTIFICATE OF DESIGNATION
  BEFORE ISSUANCE OF CLASS OR SERIES
     (PURSUANT TO NRS 78.1955)
----------------------------------------

Important: Read attached instructions
     before completing form.                  ABOVE SPACE IS FOR OFFICE USE ONLY


             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
             ------------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS78.1955 - BEFORE ISSUANCE OF CLASS OR SERIES)

1. Name  of  corporation:
--------------------------------------------------------------------------------
  MARMION INDUSTRIES CORP.
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2. The original class or series of stock set forth:
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  CLASS A PREFERRED STOCK 2,870,000 SHARES.

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3. By resolution of the board of directors the original class or series is amended as follows:
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  CLASS A PREFERRED STOCK IS TO CONSIST OF 10,000,000 SHARES.



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4. As of the date of this certificate no shares of the class or series of stock have been issued.

                                       -----------------------------------------
5. Effective date of filing (optional):
                                       -----------------------------------------
                                         (must not be later that 90 days
                                          after the certificate is filed)

6. Officer Signature (Required):  /s/ illegible
                                 -----------------------------------------------


  IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

  Filling Fee: $175.00

  SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees see attached fee schedule.

                   Nevada Secretary of State AM 78.1955 Before Issue [ILLEGIBLE]
                                                             Revised on 11/03/98


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